UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 23, 2008

Nephros, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Broadway New York, NY		10032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 781-5113

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2008 the Board of Directors (the “Board”) of Nephros, Inc. (the “Company”) decreased the number of directors comprising the Board from 7 members to 6 members. In order to ensure that the three classes of the Board remain as equal in size as possible, Norman J. Barta resigned from the Board as a Class III Director and was simultaneously re-appointed as a Class II Director to fill the vacancy in Class II. The Board reduced the number of directors constituting Class III to 2, eliminating the vacancy in Class III caused by Mr. Barta’s resignation from such Class III. Mr. Barta’s letter of resignation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.     Other Events.

On June 25, 2008, Nephros, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the Company’s President and Chief Executive Officer, Norman J. Barta, and the Company’s Chief Financial Officer, Gerald Kochanski, gave an address accompanied by slides. The slides are attached hereto as Exhibit 99.2. The information in Item 8.01 of this report and in Exhibit 99.2 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter of Resignation of Norman J. Barta dated June 23, 2008.

99.2	Slides accompanying Management’s address to the Annual Meeting of Stockholders on June 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nephros, Inc.

Date: June 25, 2008	By:	/s/ Norman J. Barta
Norman J. Barta
President and Chief Executive Officer